UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2007

CHINA BROADBAND, INC. (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-19644 (Commission File Number)	20-1778374 (IRS Employer Identification No.)

1900 Ninth Street, 3rd Floor Boulder, Colorado 80302 Telephone No.: (303) 449-7733 (Address and telephone number of Registrant's principal executive offices and principal place of business)
(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

ྎ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

ྎ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

ྎ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

ྎ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On December 21, 2007, China Broadband, Inc. (the “Company”) distributed a press release relating to the non-binding Letter of Intent between Shandong Radio & Broadcasting newspaper Group and Jinan Zhong Kuan Dian Guang Information Technology Co., Ltd., and the acceptance of quotations of its common stock on the OTC Bulletin Board system. A copy of this press release is furnished herewith.

Item 8.01 Other Matters.

The Company common stock has been approved for quotation on the OTC Bulletin Board system on December 20, 2007 with quotations for the Common Stock commencing on the OTC Bulleting Board on December 21, 2007.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Shell company transactions.

Not applicable.

(d) Exhibits.

The Exhibits to this report are listed in the Index to Exhibits which immediately follows the signature page hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA BROADBAND, INC.

Date: December 26, 2007	By:	/s/Pu Yue
Chief Executive Officer Principal Financial Officer and Principal Executive Officer

INDEX TO EXHIBITS

Exhibits	Description
99.1	Press Release relating to Letter of Intent and acceptance for quotation of Common Stock on OTC Bulletin Board system.